Exhibit 10.1

                            PROFESSIONAL  SERVICES  AGREEMENT

This Professional Services Agreement (the "Agreement") is made by and between Telecommunication Products, Inc., a Colorado Corporation with Principal offices located at 9171 Wilshire Blvd, Suite B, Beverly Hills California 90210 ("TCPD") and Multimedia Technologies, Inc. ("MMT"), a Delaware corporation with the office located at Yakubovskogo Str. 24-I-127, 220000 Minsk, Belarus.

     This Agreement covers the purchase and license of consulting, development and other services from MMT, pursuant to orders placed by TCPD and accepted by MMT after the effective date of this Agreement.

This Agreement includes the following attachments, which are incorporated herein by this reference:
Schedule  1          MMT  Development  and  Programming  Services
Schedule  2          Additional  Services.


Any notice required or permitted under this Agreement will be in writing and delivered to the address set forth below, or to such other notice address as the other party has provided by written notice.

     THIS AGREEMENT, INCLUDING THE ATTACHMENTS LISTED ABOVE, CONSTITUTES THE COMPLETE AND EXCLUSIVE UNDERSTANDING OF THE PARTIES WITH REFERENCE TO THE SUBJECT MATTER HEREOF, AND SUPERSEDES ALL PRIOR SALES PROPOSALS, NEGOTIATIONS, AGREEMENTS AND OTHER REPRESENTATIONS OR COMMUNICATIONS, WHETHER ORAL OR WRITTEN. IF THERE IS ANY CONFLICT BETWEEN THE TERMS AND CONDITIONS OF TCPD'S PURCHASE ORDER (OR ANY OTHER PURCHASE OR SALES DOCUMENT) AND THE TERMS AND CONDITIONS OF THIS AGREEMENT, THIS AGREEMENT SHALL CONTROL. THIS AGREEMENT MAY BE MODIFIED, REPLACED OR RESCINDED ONLY IN WRITING, AND SIGNED BY A DULY AUTHORIZED REPRESENTATIVE OF EACH PARTY.

Effective  date  of  this  Agreement:  September  1,  2003

AGREED:
Multimedia  Technologies,  Inc.                         Telecommunication
Products,  Inc.
Yakubovskogo  Str.  24-I-127                         9171 Wilshire Blvd, Suite B
220000  Minsk,  Belarus                              Beverly  Hills  California
90210


By:  /s/  Igor  Loginov                              By: /s/ Robert Russell
   --------------------
(Authorized  Signature)                              (Authorized  Signature)

____Igor  Loginov,  Director                         Robert Russell, President
    ------------------------                         and Chief Executive Officer
(Printed  Name  and Title     )                         (Printed Name and Title)



                                  ATTACHMENT 1
                                  ------------

                            MMT DEVELOPMENT SERVICES
                            ------------------------

1.     DEFINITIONS

     1.1.     "TCPD  VOD(s)" shall mean the so-called "Video-on-Demand" software
               ------------
for delivering and viewing movie files on the client's computer and also for producing the Content, to be developed or serviced by MMT hereunder, as identified in the appropriate Schedule(s).

1.2.     "Development  and Engineering Services" shall mean design, programming,
          -------------------------------------
engineering development, knowledgebase creation and set-up services as necessary to modify existing MMT technology, trade secrets and know-how to produce the MMT Software and other elements of the TCPD VOD, and/or any other consulting services rendered hereunder as identified in the appropriate schedules ("Schedule(s)") attached hereto.

1.3.     "MMT  Software"  shall  mean  all  engineered computer program code and
          -------------
other results and proceeds of MMT's services hereunder, including the engineering and development of Video on demand ("VOD") (also including tools to produce the Content) that are delivered by MMT to TCPD pursuant to this Agreement. Such MMT Software shall be provided in source code form unless the parties mutually agree in writing to delivery of object code.

1.4.     "Content" shall mean data, text, audio files, video files, graphics and
          -------
other materials provided by TCPD or developed hereunder for use with the TCPD VOD, but excluding the MMT Software.



2.     SERVICES

     2.1.     Development  Services.  MMT  shall  render Development Services in
              ---------------------
accordance with the requirements set forth in Schedules attached hereto. Each Schedule for new services shall be successively numbered (e.g., 1, 2, etc.). Each schedule shall be executed by the parties and shall be subject to the terms and conditions of this Agreement. MMT shall provide qualified and trained personnel to render such services and shall use reasonable commercial efforts to meet the delivery schedule set forth in the applicable Schedules. Any additions, deletions or other changes to a Schedule shall be mutually agreed to in writing in advance by both parties and shall be memorialized in a revised Schedule pursuant to the procedure set forth in Section 2.6 below for Change Orders. All services shall be performed at MMT's offices unless otherwise agreed by the parties. In the event that services are performed at TCPD's location, TCPD shall provide MMT at no charge with all necessary facilities and equipment, including without limitation, computer time on TCPD's computers and office space, sufficient to render the services contemplated hereunder. TCPD shall deliver to MMT all Content selected by TCPD for incorporation into any TCPD VOD in digitized format in accordance with the delivery schedule set forth in the applicable Schedule(s). In the event that TCPD fails to deliver the Content in accordance with the delivery schedule, the development schedule shall be extended by the number of days that delivery of the Content was delayed, unless MMT notifies TCPD that this extension will not rectify MMT's scheduling interruption resulting from TCPD's delay and such delay may also result in additional charges to TCPD. in which case the parties shall mutually agree upon a new delivery schedule and fees with respect to the rendition of the Development Services.

     2.2.     Acceptance  of  Deliverables.  Within  fifteen (15) days after the
              ----------------------------
delivery to TCPD of any deliverable pursuant to any Schedule, TCPD shall provide MMT with written notice of any failure of any deliverable to materially conform to the functional specifications set forth in the in the applicable Schedule. MMT and TCPD shall review the objections, and MMT will use commercially reasonable efforts to correct any material nonconformities with the functional specifications and provide TCPD with a revised deliverable within fifteen (15) days. TCPD shall have deemed to have accepted the deliverable if MMT does not receive written notice of TCPD's objections within said fifteen (15) day period.

     2.3.     Domain  Name  Registration  Services.  If domain name registration
              ------------------------------------
services are included in the Schedule, MMT shall use commercially reasonable efforts to assist TCPD in registering an Internet domain name selected by TCPD. TCPD will be solely responsible for all out-of-pocket costs and all legal clearances regarding name selection and registration.

     2.4.     Maintenance  Services.  If  TCPD  desires  to purchase maintenance
              ---------------------
services from MMT for the TCPD VOD, the parties shall execute the then current MMT Maintenance Services Agreement and MMT shall render maintenance services pursuant to the terms and conditions of such agreement.

     2.5.     Hosting  Services.  If  TCPD  desires to purchase hosting services
              -----------------
from MMT for the TCPD VOD, the parties shall execute the then current MMT Hosting Services Agreement, and MMT shall render hosting services pursuant to the terms and conditions of such agreement.

     2.6.     Change  Orders.  If  TCPD  desires  to make changes to an existing
              --------------
Schedule, the parties shall mutually agree upon an additional or revised Schedule for each new Change Order. Each such Schedule shall be successively numbered (e.g., 1.A, 1.B, etc.) and shall be executed by the parties. Any revised Schedule(s) shall be subject to the terms and conditions of this Agreement.



3.     OWNERSHIP  AND  LICENSE  RIGHTS

     3.1.     Property  Rights  and  Ownership.  The TCPD Technologie(s) and all
              --------------------------------
other results and proceeds of MMT's services hereunder, shall consist of, and shall operate in conjunction with, multiple elements of intellectual property, including without limitation the MMT and VOD developed and engineered Software and the TCPD Content. The parties' respective rights to such elements shall be as set forth below. For purposes of this Agreement, the term "ownership" shall refer to ownership of all intellectual property rights including, but not limited to, all patent, copyright, trade secret and trademark rights, as applicable, with respect to the subject intellectual property.

               Intellectual Property Elements     Ownership/Rights
               ------------------------------     ----------------

Computer programs in object and source code engineered and created for TCPD by MMT and accepted and paid for by TCPD, as well as all commissioned engineering and knowledgebase creation developed specifically for TCPD for use in connection with this Agreement and paid for by TCPD, except algorithms formerly developed by MMT and used in their products. TCPD has sole ownership of VOD software.

Commercially available third-party software which is incorporated into the MMT Software. Third-parties may have ownership only if TCPD shall consent to any all third-party software that TCPD may need to license at TCPD's own expense. MMT Software and programming and engineering services developed by or for MMT in connection with this Agreement for TCPD. TCPD has sole ownership of such VOD Software. TCPD shall be granted a license to use the MMT Software as set forth in Section 3.2.

MMT supplied material developed generally to support MMT products and/or service offerings (e.g. httpd configuration). MMT has sole ownership of such developed material. TCPD shall be granted an exclusive license to use the MMT Software as set forth below.


     3.2.     License  to TCPD.  MMT grants TCPD an exclusive license to use the
              ----------------
developed programming, engineering, knowledgebase creation and design of software developed by MMT for the VOD Software on multiple computers in object code version only to operate and display the TCPD VOD in order for end users to access the TCPD VOD. The foregoing license shall constitute an exclusive license to use the MMT and VOD Software on multiple computers in object code version for any of TCPD's needs. TCPD may transfer the MMT or VOD Software to a different computer so long as the Software is not retained on the prior computer on which it was initially installed other than as a permitted backup copy. TCPD may grant a sublicense to a third party that TCPD engages to host the TCPD VOD; provided, that such third party agrees in writing to be bound by the license and confidentiality restrictions set forth in this Agreement. MMT is prohibited from duplicating and/or distributing any VOD Software without the prior written consent of TCPD; provided, however that MMT may copy the VOD Software only as needed for reasonable ordinary backup or disaster recovery procedures. MMT may use the backup copies only if the installed copy is lost or destroyed or the hardware on which the installed copy is installed becomes inoperable, provided that the use of said backup copies is discontinued immediately when the original hardware becomes operable.

     3.3.     Supporting Documents.  Each party agrees to execute any additional
              --------------------
documents deemed reasonably necessary to effect and evidence the other party's rights with respect to the intellectual property elements set forth above.

     3.4.     No  Reverse  Engineering.  All  rights  not  expressly  granted
              ------------------------
hereunder are reserved by MMT. Without limiting the foregoing, TCPD may not reverse engineer, reverse assemble, decompile or otherwise attempt to derive the source code from the MMT Software which is mutually agreed in writing by the parties to deliver in object code form.

     3.5.     Proprietary Notices.  All copies of the MMT Software and other MMT
              -------------------
supplied materials used by TCPD shall contain copyright and other proprietary notices in the same manner in which MMT incorporates such notices in the MMT Software or in any other manner requested by MMT. TCPD agrees not to remove, obscure or obliterate any copyright notice, trademark or other proprietary rights notices placed by MMT on or in the MMT Software.


4.     PAYMENT

     4.1.     Development  Services. In consideration for the performance of the
              ---------------------
Development Services, TCPD shall pay to MMT the amounts set forth in the applicable Schedule, on the payment dates set forth in such Schedule. In the event that MMT renders services at TCPD's location, TCPD shall pay the reasonable travel, living and related expenses for MMT personnel rendering services at TCPD's location. All services hereunder shall be rendered on a per-project basis; provided, however, that in the event that the parties agree that any services hereunder will be rendered on a time and materials basis, all work will be billed at MMT's standard hourly rates, which may be revised from time to time by MMT, in its sole discretion, upon written notice to TCPD. For time and materials billing, amounts set forth in the applicable Schedule represent an estimate of the hours required to complete the work outlined in such Schedule; in the event that actual hours incurred to complete the work exceed those included in the estimate, MMT will notify TCPD, and additional hours will be billed at MMT's standard hourly rates.

     4.2.     Maintenance  Services.  If  the  parties  have  entered into a MMT
              ---------------------
Maintenance Services Agreement, TCPD shall pay MMT the amounts set forth in said Maintenance Services Agreement.

     4.3.     Hosting Services.   If the parties have entered into a MMT Hosting
              ----------------
Services Agreement, TCPD shall pay MMT the amounts set forth in said Hosting Services Agreement.

     4.4.     Taxes.   In  addition  to  the  fees  due as specified above, TCPD
              -----
shall pay any and all federal, state and local sales, use, value added, excise, duty and any other taxes of any nature assessed upon or with respect to the license granted hereunder, arising from this Agreement, except that taxes on MMT's income shall be the sole responsibility of MMT.

4.5.     Payments. All payments made pursuant to this Agreement shall be made in
         --------
U.S. Dollars are due thirty (30) days from the date of invoice. Late payments shall bear interest at one and one-half percent (1.5%) per month or the maximum rate permitted by law, whichever is less.


5.     LIMITED  WARRANTY

     5.1.     Software  Warranty.  Subject  to the limitations set forth in this
              ------------------
Agreement, MMT warrants only to TCPD that the MMT Software furnished hereunder when properly installed, properly used and unmodified by TCPD, will substantially conform to the functional specifications set forth in the applicable Schedule. MMT's warranty shall extend for a period of ninety (90) days from the date that the final deliverables specified in each Schedule are delivered to TCPD ("Warranty Period"). MMT's sole responsibility under this
Section 5.1 shall be to use reasonable commercial efforts to promptly correct material errors, or at MMT's option, to refund TCPD's fees paid for the MMT Software after deinstallation and return thereof. All warranty claims not made in writing or not received by MMT within the Warranty Period shall be deemed waived. MMT's warranty obligations are solely for the benefit of TCPD, who has no authority to extend or transfer this warranty to any other person or entity.

     5.2. MMT DOES NOT WARRANT THAT THE USE OF THE MMT SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE OR THAT THE SPECIFICATIONS WILL MEET TCPD'S REQUIREMENTS. EXCEPT FOR THE EXPRESS WARRANTIES STATED ABOVE, MMT DOES NOT MAKE ANY WARRANTY AS TO THE MMT SOFTWARE OR THE SERVICES PROVIDED HEREUNDER OR THE RESULTS TO BE OBTAINED FROM USE OF THE MMT SOFTWARE. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH ABOVE, THE MMT SOFTWARE IS USED AND THE SERVICES ARE PROVIDED ON AN "AS-IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INTERNET OR USE OF INFORMATION IN CONNECTION WITH THE SOFTWARE.


6.     INTELLECTUAL  PROPERTY  INDEMNIFICATION

     6.1.     MMT.
              ---

     6.1.1. MMT shall have no liability for any claim of infringement based on (i) use by TCPD of other than the current update of the MMT Software if the infringement would have been avoided by uses of the current update; (ii) modifications, adaptations or changes to the MMT Software not made by MMT; (iii) the combination or use of the materials furnished hereunder with materials not furnished by MMT if such infringement would have been avoided by use of the MMT materials alone; or (iv) use or incorporation of Content or Modified Content. In the event the MMT Software is held to, or MMT believes is likely to be held to, infringe the intellectual property rights of a third party, MMT shall have the right at its sole option and expense to (i) substitute or modify the MMT Software so that it is non-infringing and qualitatively and functionally equivalent to the MMT Software; (ii) obtain for TCPD a license to continue using the MMT Software; or if neither (i) nor (ii) is commercially reasonable, MMT shall have the right to terminate this Agreement immediately upon written notice to TCPD, and MMT shall make payment to TCPD of an amount equal to the fees paid for the MMT Software, pro-rated over a three (3) year period commencing on the Effective Date. This Section 6.1 sets forth TCPD's sole and exclusive remedy and MMT's sole liability for intellectual property infringement by MMT.

     6.2.     TCPD.
              ----

     6.2.1. TCPD hereby represents and warrants to MMT that (i) TCPD has secured all necessary consents, permissions, clearances, authorizations and waivers for the use of Content or Modified Content, including without limitation, all text, pictures, audio, video, logos and copy contained in all Content or Modified Content ; (ii) the use of Content as contemplated herein shall not infringe the copyright, trademark or other intellectual property rights of any party, or constitute defamation, invasion of privacy, or the violation of any right of publicity or any other right of any party; and (iii) TCPD has complied and shall comply with all legislation, rules and regulations regarding Content.

     6.2.2. TCPD shall indemnify and hold harmless MMT, its directors, officers, parent company, and affiliates, from any and all liability, costs and expenses (including attorney's fees) arising in connection with any third party claim or action brought against MMT, or any of its directors, officers, parent company, and affiliates, relating to Content or Modified Content, provided (i) MMT notifies TCPD promptly in writing of such claim, (ii) TCPD has the sole control of the defense and all related settlement negotiations, and (iii) MMT provides TCPD with all reasonably necessary assistance, information and authority to perform the foregoing at TCPD's expense.


7.     LIMITATIONS  ON  LIABILITY

THE MAXIMUM LIABILITY OF MMT, ITS DIRECTORS, OFFICERS, PARENT COMPANY, AND, AFFILIATES, TO TCPD FOR DAMAGES RELATING TO MMT'S FAILURE TO PERFORM SERVICES HEREUNDER SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL FEES PAID BY TCPD TO MMT WITH RESPECT TO SUCH SERVICES. NOTWITHSTANDING THE FOREGOING, THE MAXIMUM LIABILITY OF MMT, ITS DIRECTORS, OFFICERS, PARENT COMPANY, AND AFFILIATES, TO TCPD FOR DAMAGES FOR ANY AND ALL OTHER CAUSES WHATSOEVER, AND TCPD'S MAXIMUM REMEDY, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE TOTAL FEES PAID BY TCPD TO MMT HEREUNDER. IN NO EVENT SHALL MMT, ITS DIRECTORS, OFFICERS, PARENT COMPANY, AND AFFILIATES, LICENSORS, AND SUPPLIERS, BE LIABLE FOR ANY LOST DATA OR CONTENT, LOST PROFITS, BUSINESS INTERRUPTION OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THE SOFTWARE OR THE SERVICES PROVIDED HEREUNDER, EVEN IF MMT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.


8.  TERMS  AND  TERMINATION

     8.1.     Term.  Subject to this Section 8, the term of this Agreement shall
              ----
commence on the Effective Date and continue until terminated by either party pursuant to Section 8.2 or 8.3 below.

     8.2.     Termination for Cause.  This Agreement may be terminated by either
              ---------------------
party in the event of (i) any material default in, or material breach of, any of the terms and conditions of this Agreement by the other party, which default continues in effect after the defaulting party has been provided with written notice of default and thirty (30) days to cure such default; (ii) the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to either party of its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, that authorizes the reorganization or liquidation of such party or its debt or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; (iii) either party's consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it; or (iv) either party's making a general assignment for the benefit of creditors; or either party's becoming insolvent; or either party taking any corporate action to authorize any of the foregoing.

     8.3.     Termination  for Convenience.  This Agreement may be terminated by
              ----------------------------
either  party  upon  ninety  (90)  days'  advance  written  notice.

     8.4.     Effect  of  Termination.  If  this  Agreement is terminated by MMT
              -----------------------
under Section 8.2, while MMT is performing any Development Services for TCPD hereunder, TCPD shall immediately pay MMT the total fees associated with such incomplete project, as well as all amounts due and owing for any projects already completed by MMT hereunder or for any third-party products or services purchased by MMT in TCPD's behalf. If the Agreement is terminated under Section
8.3 while MMT is performing any Development Services or other services for TCPD hereunder, TCPD shall pay MMT all fees due and owing up to the effective date of such termination. The foregoing shall be without limitation to MMT's rights and remedies under this Agreement.

     8.5.     Survival.  Sections  3,  5,  7,  8,  9  and  10  shall survive any
              --------
termination or expiration of this Agreement; provided, however, that if this Agreement is terminated by MMT pursuant to Section 8.2 above, then Section 3.2 shall not survive.


9.     CONFIDENTIALITY
       ---------------

     9.1.     Confidential  Information.  Each  party  acknowledges  that,  in
              -------------------------
connection with the performance of this Agreement, it may receive certain confidential or proprietary technical and business information and materials of the other party ("Confidential Information").

     9.2.     Confidentiality.  Each  party  hereby  agrees:  (i)  to  hold  and
              ---------------
maintain in strict confidence all Confidential Information of the other party and not to disclose it to any third party; and (ii) not to use any Confidential Information of the other party except as permitted by this Agreement or as may be necessary to perform its obligations under this Agreement. Each party will use at least the same degree of care to protect the other party's Confidential Information as it uses to protect its own Confidential Information of like importance, and in no event shall such degree of care be less than reasonable care.

     9.3.     Exceptions.  Notwithstanding the foregoing, the parties agree that
              ----------
Confidential Information will not include any information that: (i) is or becomes generally known or is or becomes part of the public domain through no fault of the other party, (ii) the first party authorizes to be disclosed; (iii) is rightfully received by the other party from a third party without restriction on disclosure and without breach of this Agreement; or (iv) is known to the other party on the Effective Date from a source other than the first party, and not subject to a confidentiality obligation.

     9.4.     Injunctive Relief.  Each party acknowledges that any breach of the
              -----------------
provisions of this Section 9 may cause irreparable harm and significant injury to an extent that may be extremely difficult to ascertain. Accordingly, each party agrees that the other party will have, in addition to any other rights or remedies available to it at law or in equity, the right to seek injunctive relief to enjoin any breach or violation of this Section 9.


10.     GENERAL  PROVISIONS

     10.1.     Force  Majeure.  In  the  event  that  either  party is unable to
               --------------
perform any of its obligations under this Agreement or to enjoy any of its benefits because of any event beyond the control of the affected party including, but not limited to, natural disaster, acts of God, actions or decrees of governmental bodies or failure of communication lines (a "Force Majeure Event"), the party who has been so affected shall promptly give written notice to the other party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such Force Majeure Event.

     10.2.     Notice.  All  notices,  demands, requests or other communications
               ------
required or permitted under this Agreement will be deemed given when (i) delivered personally; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt.

     10.3.     Waiver.   Waiver  of any breach or failure to enforce any term of
               ------
this Agreement shall not be deemed a waiver of any breach or right to enforce which may thereafter occur. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     10.4.     Severability.  In  the event any one or more of the provisions of
               ------------
this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the parties will substitute a new enforceable provision of like economic intent and effect.

     10.5.     Governing Law.  This Agreement, the rights and obligations of the
               -------------
parties hereto, and any claims or disputes thereto, shall be governed by and construed in accordance with the laws of the United States of America without reference to conflict of law principles.

     10.6.     Assignment.  Neither  party  shall  have the right to assign this
               ----------
Agreement without the prior written consent of the other party; provided, that either party shall have the right to assign this Agreement to any person or entity that acquires or succeeds to all or substantially all of such party's business or assets upon written notice to the other party.

     10.7.     Publicity.  Within  a  time  frame  mutually  agreed  upon by the
               ---------
parties, the parties shall mutually agree on a joint press release announcing the existence of this Agreement. Neither party will use the other party's name, domain name, logo, trademark or service mark in advertising or publicity without obtaining the other party's prior written consent; provided, however, that MMT shall have the nonexclusive right and license to use TCPD's name and TCPD VOD name, including the URL (Uniform Resource Locator) thereto, as a TCPD reference, and as part of MMT's TCPD portfolio. MMT shall also have the right to display its name and logo, as well as a link to the MMT site, on the TCPD VOD(s), and to receive credit as the developer of the TCPD VOD(s), (collectively, the "Credit"). Such Credit shall appear on the "home page" of the TCPD VOD(s) in a position that provides reasonable and appropriate visibility to MMT in light of industry standards and TCPD's requirements.

     10.8.     Additional  Actions  and  Documents.  Each  of the parties hereto
               -----------------------------------
hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

     10.9.     Headings.  Section  headings  contained  in  this  Agreement  are
               --------
inserted for convenience or reference only, shall not be deemed to be a part of this Agreement for any other purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     10.10.     Execution  in  Counterparts.  This  Agreement may be executed in
                ---------------------------
several counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.

     10.11.     Independent  Contractors.  The  relationship  of  the  parties
                ------------------------
hereunder shall be that of independent contractors. Nothing herein shall be construed to constitute a partnership between or joint venture of the parties, nor shall either party be deemed the agent of the other or have the right to bind the other in any way without the prior written consent of the other.

     10.12.     Jurisdiction.  All  disputes  arising out of or relating to this
                ------------
Agreement shall be submitted to the non-exclusive jurisdiction of the courts in the United States of America, and each party irrevocably consents to such personal jurisdiction and waives all objections thereto.



"MMT"                                                "TCPD"


By:  /s/  Igor  Loginov                         By: /s/ Robert Russell
     ------------------                             ------------------

Igor  Loginov                                       Robert Russell
-------------
Printed  Name                                       Printed  Name

Director                                       President and Chief Executive
--------                                       Officer.
Title                                          Title


Date                                   Date


                                   SCHEDULE 1

This Schedule describes MMT Development and Programming Services to be provided by MMT to TCPD under this Professional Services Agreement dated as of September 1, 2003.


Description  of  Work:
----------------------
Development of prototype of coder/decoder family based on wavelet compression technology for computer digital audio and video processing under MS Windows operating system.


Requirements:
-------------
     1. Coder/decoder family includes codecs of two types - for Video-on-demand ("VOD codec") purpose and for use in videoconferencing system ("VConf codec"). Both types of codecs have to implement compression technology based on processing of video frames with wavelet function.
2. Audio stream has to be compressed with the same or other technology and has to be synchronized with video stream.
     3. VOD codec will consist of two parts - function sets in different executables to be developed. One set (coder) shall be implemented in transcoding system that provides conversion from initial movie format into the internal compressed format specific for the system being developed. File of this internal format (extension is *.vod) has also to be encrypted (or has to include some encrypted parts) with strong encryption algorithm using open key. This feature will give copyright protection to video delivery system. Compressed movie file will be decrypted in video player using private key of particular user. Video player shall include the second part of VOD codec - decoder. To reproduce the movie in video player window the decoder will decompress the decrypted stream into virtual (that means it has no disk image) memory stream of AVI format. AVI stream can be shown on the screen using MS Windows system functions. In the case of VOD it is necessary to have several levels of losses (quality levels) and the best quality should have no losses or small insignificant losses.
     4. VConf codec shall consist of one DLL for both coder and decoder. In this case significant losses are allowed. For this codec there also has to be a possibility to adjust quality but it has to correspond to bandwidth of Internet connection for particular video-audio stream. Medium level quality has to correspond to connection of 128k bps. VConf codec DLL supposed to be ActiveX and can be used as a filter of MS DirectShow graph. Another possible variant when VConf codec DLL has COM wrapper for use as a DirectShow filter.
5. Basic functions for compression and decompression of video-audio stream are things of developer's choice but supposing identical use of them in both VOD codec and VConf codec. DirectShow calling and naming conventions also can be helpful but not a must.
6. Due to high requirements of wavelet compression method to the speed of calculations decoders of both types on maximum quality level have to provide smooth full-screen playback of video-audio stream on Intel or AMD CPU of 600MHz or higher. The same hardware requirements shall be applied to VConf coder (produced stream has to be smooth and without any delay or distortion). Use of multimedia extension instructions of both CPU is possible and desirable.
7. Software implementation of codecs of both types shall have useful set of events. There also has to be stub functions for copyright control, streaming information (quality of service evaluation) and testing.
8.  Final  form  of  codecs  family  implementation  is
- VOD video player, Win32 executable with functions of decryption, decompression and reproduction the movie on the screen,
- VOD transcoder, Win32 executable with functions of conversion from initial movie format into compressed and encrypted format with no quality losses or flexible level of losses,
- VConf codecs, Win32 DLL with functions of compression and decompression of video and audio streams with flexible level of quality losses.
     9. Video and audio stream from DVD system (MPEG2) assumed to be an initial movie format.


Terms:
------
MMT shall finish all the work described in Schedule 1 not later than Six (6) Months from the date of the agreement.


Payments:
---------
TCPD shall pay to MMT for the work described in Schedule 1 the amount of Two hundred thousand (200'000) US dollars. MMT agrees to accept 4 million shares of stock to guarantee payment of the development these shares shall be registered in a form SB-2. Telecommunication Products, Inc. shall have the right to exchange these shares for interim cash payments.

"MMT"                                                "TCPD"


By:  /s/  Igor  Loginov                         By: /s/ Robert Russell
     ------------------                             ------------------

Igor  Loginov                                       Robert Russell
-------------
Printed  Name                                       Printed  Name

Director                                       President and Chief Executive
--------                                       Officer.
Title                                          Title


Date                                   Date



                                   SCHEDULE 2

This Schedule describes Additional Services to be provided by MMT to TCPD under this Professional Services Agreement dated as of September 1, 2003.



Description  of  Work:
----------------------
Development of TCPD VOD subsystem to provide compiance with hotel video satellite transmission.



Requirements:
-------------

VIDEO:

-  Interface:  NTSC  composite  baseband

-  Vertical  Resolution:  480  lines

-  Horizontal  Resolution:  368  pixels

- Compression Type: Discrete Cosine Transformation (DCT) with motion compensation using proprietary CLI technology.

-  Video  Data  Compression  Rate:  1.71/1.95/4.36  Mbps

-  Channel  Data  Rate:  2.93568/3.3/6.6  Mbps

AUDIO:

-  Interface  (Outputs):  Stereo

-  Compression  Data  Rate: Dolby TM digital audio at 200 Kbps/channel (nominal)

-  Dynamic  Range:  70dB

-  Distortion:  .3%@1kHz

-  Frequency  Response:  +_3dB,  20Hz  to  15  kHz

-  Channel  Separation:  40dB  @  1kHz

DATA(WITH  OPTIONAL  DEU):

-  Interface:  RS-232

- Serial Data: 1200,2400,4800,9600,19200 baud, 7 data bits, NULL excluded, configured as 8 data bits, 1 stop bit, no parity

-  Substitute  for  Audio*  400  Kbps  (nominal)

-  Substitue  for  Video*  0  to  4.36  Mbps  (When  video  source  is  removed)

TRANSMISSION  INTERFACE:

-  Error  Correction  Any  combination  of  16  bit  errors  in a 1056-bit block



Terms:
------
Terms  of  the  work described in Schedule 2 are subject of additional protocol.


Payments:
---------
Payment of the work described in Schedule 2 is a subject of additional protocol.



"MMT"                                                "TCPD"


By:  /s/  Igor  Loginov                         By: /s/ Robert Russell
     ------------------                             ------------------

Igor  Loginov                                       Robert Russell
-------------
Printed  Name                                       Printed  Name

Director                                       President and Chief Executive
--------                                       Officer.
Title                                          Title